Exhibit 5.1

Los Angeles Office 10880 Wilshire Blvd., 19th Floor Los Angeles, CA 90024 P 310.299.5500 F 310.299.5600 www.mrllp.com

July 17, 2020

Boxlight Corporation

1045 Progress Circle

Lawrenceville, Georgia 30043

Re:	Boxlight Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Boxlight Corporation, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on July 17, 2020 under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $150,000,000 of securities (the “Securities”), which may include any or all of the following: (i) shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”); (ii) shares of one or more series of preferred stock, $0.0001 par value per share, of the Company (the “Preferred Stock”); (iii) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”); (iv) one or more series of the Company’s debt securities, which may be senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”), senior convertible debt securities (the “Senior Convertible Debt Securities”), or subordinated convertible debt securities (the “Subordinated Convertible Debt Securities” and, together with the Senior Debt Securities, Subordinated Debt Securities, and Senior Convertible Debt Securities, the “Debt Securities”); (v) units, each representing ownership of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities and Warrants or any combination of the foregoing (the “Units”); or (vi) any combination of the Securities described in clauses (i) through (v) above.

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), (ii) the By-Laws of the Company (the “Bylaws”), (iii) certain resolutions of the Company’s board of directors (the “Board of Directors”) relating to the Registration Statement, and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

Boxlight Corporation

July 17, 2020

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification (the “Assumptions”), that:

1.	the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established by the authorizing resolutions of the Board of Directors of the Company, in accordance with the Certificate of Incorporation and the Bylaws, and applicable Nevada law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

2.	Prior to the issuance of the Securities, there will be a sufficient number of authorized but unissued shares of Common Stock and Preferred Stock available for issuance pursuant to the Articles of Incorporation to permit the issuance of any additional shares of Common Stock, Preferred Stock or other shares of Common Stock or Preferred Stock that my be issued upon conversion or exercise of any such Securities that are convertible into or exercisable for such Common Stock or Preferred Stock;

3.	No stop order or other action will or has been taken by the Commission or any other governmental agency prohibiting the issuance and sale of the Securities or prohibiting or limiting any of the terms of such Securities;

4.	prior to the issuance of shares of one or more series of Preferred Stock, an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the State of Nevada;

5.	any Debt Securities will be issued under an indenture appropriate for the type of Debt Securities to be issued, as more particularly described in the Prospectus Supplement relating to such Debt Securities (an “Indenture”), between the Company and the trustee to be named in such Indenture (a “Trustee”); the execution, delivery and performance of such Indenture will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

6.	any Indenture will be duly executed and delivered by the Company and the Trustee thereunder; such Indenture and Trustee will be qualified under the Trust Indenture Act of 1939, as amended;

7.	to the extent that the obligations of the Company under any Indenture may depend upon such matters, (i) the Trustee thereunder will be (A) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (B) duly qualified to engage in the activities contemplated by the Indenture; (ii) that such Indenture will have been duly authorized, executed and delivered by the Trustee thereunder and will constitute the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; (iii) that such Trustee will be in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (iv) that such Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture;

8.	any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and either the purchaser(s) of such warrant or a financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”); and that the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

Boxlight Corporation

July 17, 2020

9.	to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, (i) each of the parties thereto, other than the Company, will be (A) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (B) will be duly qualified to engage in the activities contemplated by such Warrant Agreement; (ii) that such Warrant Agreement will have been duly authorized, executed and delivered by such party and will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; (iii) that such party will be in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations; and (iv) that such party will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

10.	with respect to any Units, when (i) a prospectus supplement and any other offering material with respect to such Units have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any and all legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained, (iii) the appropriate corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery and performance of a unit agreement (the “Unit Agreement”) (including, if applicable, a form of certificate evidencing such Units) and the issuance of such Units, (iv) the Unit Agreement has been duly executed and delivered by the Company and the unit agent, (v) if applicable, certificates evidencing the Units with such terms are duly executed, attested, issued and delivered against payment of the agreed-upon consideration in accordance with the applicable Unit Agreement and such corporate action, and (vi) the actions in respect of any Common Stock, Preferred Stock, Debt Securities or Warrants comprising such Units referred to in paragraphs 1, 2, 4, 5, 6, 7 and/or 8 hereof (as the case may be) have been completed, then, upon the happening of such events, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

11.	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;
12.	a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

13.	No approval or ratification by the stockholders of the Company will be required as a condition to the offer and sale of any of the Securities;

14.	all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

15.	a definitive purchase, underwriting, placement agent or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Boxlight Corporation

July 17, 2020

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	When the particular series of Debt Securities has been duly established in accordance with the terms of the applicable Indenture, the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the applicable Indenture, the applicable Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

4.	When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid and binding obligations of the Company.

5.	When a Unit Agreement providing for the specific terms of a particular issuance of Units has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Unit Agent named in such Unit Agreement and such Units, conforming to the requirements of such Unit Agreement, have been duly countersigned or authenticated, as required, by such Unit Agent and duly executed and and delivered by the Company against payment for such Units in accordance with the terms and provisions of such Unit Agreement and applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Units will be valid and binding obligations of the Company.

The opinion set forth above may be limited by (i) the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) requirements that a claim with respect to any Debt Securities in denominations other than United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The foregoing opinions are limited to the laws of the State of New York, the Nevada Revised Statutes as concerns the laws governing corporation and the federal laws of the United States of America and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

The foregoing opinions are dated the date hereof, and we express no opinion as to unforeseen facts or circumstances that are not include or incorporated in the Assumptions set forth above.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus and to the references to us in the Registration Statement. In giving such consents, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Michelman & Robinson, LLP

MICHELMAN & ROBINSON, LLP